SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 31, 2003

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

ITEM 5.          Other Events.

Effective August 1, 2003, Constantine Iordanou became President and Chief Executive Officer of Arch Capital Group Ltd. (the “Company”).  Mr. Iordanou succeeded Peter Appel, who will remain on the Company’s Board of Directors.  In connection therewith, the Company entered into an agreement, effective as of July 31, 2003, and a non-core business payment agreement, dated August 4, 2003, with Peter Appel.  Copies of such agreements are attached as Exhibits 10.1 and 10.2 hereto.  As of August 1, 2003, the Company and Mr. Iordanou entered into an amendment to Mr. Iordanou’s employment agreement, which is attached as Exhibit 10.3 hereto.

In addition, Sean Carney, a Managing Director of Warburg Pincus LLC, has joined the Board of Directors of the Company as a Class III director, as a designee of the funds affiliated with Warburg Pincus LLC, pursuant to the shareholders agreement, dated as of November 20, 2001, among the Company and the investors who provided the November 2001 capital infusion.  Mr. Carney replaces Robert Glanville, who formerly served as a Warburg Pincus designee.

ITEM 7.          Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Agreement, effective as of July 31, 2003, between the Company and its affiliates and Peter Appel.

10.2	Non-Core Business Payment Agreement, dated August 4, 2003, between the Company and Peter Appel.

10.3	Amendment, dated as of August 1, 2003, to Employment Agreement, dated as of December 20, 2001, among the Company, Arch Capital Group (U.S.) Inc. and Constantine Iordanou.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: August 4, 2003	By:	/s/ John D. Vollaro
Name: John D. Vollaro
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Agreement, effective as of July 31, 2003, between the Company and its affiliates and Peter Appel.

10.2	Non-Core Business Payment Agreement, dated August 4, 2003, between the Company and Peter Appel.

10.3	Amendment, dated as of August 1, 2003, to Employment Agreement, dated as of December 20, 2001, among the Company, Arch Capital Group (U.S.) Inc. and Constantine Iordanou.